EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Dave Spille	Ivy Eckerman
webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 251-7153
dspille@webmethods.com	ieckerman@webMethods.com

WEBMETHODS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END
FINANCIAL RESULTS

Annual Revenue Holds Steady and Profitability is Maintained in the Fiscal Fourth Quarter

FAIRFAX, Va. – April 29, 2003 – webMethods, Inc. (Nasdaq: WEBM), the leading independent provider of integration software, today announced results for its fiscal fourth quarter and year ended March 31, 2003.

Total revenue for the fiscal fourth quarter ended March 31, 2003 was $49.1 million, compared to $50.7 million in the prior year period. License revenue for the March 2003 quarter was $28.0 million, compared to $32.8 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net income for the March 2003 quarter was $157,000, or $0.00 per share, compared to a net loss of $15.7 million, or a loss of $0.31 per share, in the prior year period. Pro forma net income for the March 2003 quarter was $673,000, or $0.01 per share, compared to a pro forma net loss of $176,000, or a net loss of $0.00 per share, in the prior year period.

For the fiscal year ended March 31, 2003, total revenue was $196.8 million, compared to $196.0 million in the prior fiscal year. License revenue for fiscal year 2003 was $117.1 million, compared to $121.8 million in the prior fiscal year. On a GAAP basis, the company’s net loss for fiscal year 2003 was $8.6 million, or a loss of $0.17 per share, compared to a net loss of $82.7 million, or a loss of $1.67 per share, in the prior fiscal year. The pro forma net loss for fiscal year 2003 was $2.5 million, or a loss of $0.05 per share, compared to a pro forma net loss of $15.3 million, or a loss of $0.31 per share, in the prior fiscal year.

Pro forma results for the March 2003 quarter exclude amortization of deferred-stock compensation and warrant charges and a restructuring credit, but include a provision for income taxes based on a 35% combined tax rate. Pro forma results for the March 2002 quarter exclude charges for amortization of goodwill and intangibles, deferred stock compensation and warrant charges, and equity investment impairment charges. Fiscal year 2002 and 2003 pro forma results exclude charges for restructuring, equity investment impairment and amortization of deferred stock compensation and warrant charges. Fiscal year 2003 pro forma results also include a provision for income taxes. Fiscal year 2002 pro forma results also exclude charges for amortization of goodwill and intangibles. There was no amortization of goodwill and intangibles recorded in fiscal year 2003 or the March 2003 quarter. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.

“webMethods has continued to attract large global customers and gain momentum in the market despite a very challenging macro and geopolitical environment,” said Phillip Merrick, chairman and CEO, webMethods, Inc. “Our ability to control and manage our business and expenses allowed us to remain profitable, and despite the difficulty of the selling atmosphere in our fiscal fourth quarter, we once again gained market share among the integration software vendors.”

Additional March 2003 Quarterly Financial Highlights

•	Cash and marketable securities increased $1.6 million from the prior quarter to $201.6 million.
•	Days Sales Outstanding (DSOs) increased by 5 days from the prior quarter to 80 days.
•	Total current deferred revenue increased $276,000 from the prior quarter to $39.6 million; total long term deferred revenue decreased $2.5 million from the prior quarter to $6.7 million.
•	International revenue accounted for 36% of total revenue in the March 2003 quarter compared to 28% in the prior quarter.
•	No single customer represented 10% or more of total or license revenue in the March 2003 quarter.

Financial Outlook: Based on currently available information, webMethods anticipates that total revenue in the quarter ending June 30, 2003 will be in the range of $45 million to $50 million, and that pro forma net income will be in a range between a loss of $3 million, or a loss of $0.06 per share, and net income of $1 million, or $0.02 per share, including a pro forma provision for income taxes based upon a 35% combined tax rate. Pro forma net income for the June 2003 quarter also is expected to exclude amortization of deferred-stock compensation and warrant charges anticipated to be between $750,000 and $800,000.

webMethods Continues to Attract Global Customers: webMethods continued to attract blue chip customers during the company’s fiscal fourth quarter. webMethods 6, the company’s flagship product, drove customer adoption of webMethods software for EAI and Web services-based integration. webMethods Workflow and webMethods Manager also contributed to the company’s revenue mix, attracting new customers for the standalone products.

webMethods successfully secured new and additional business from companies in core vertical markets, showing particular strength in financial services, manufacturing and communications. The following customers represent significant new and follow-on business that closed during the quarter: AFLAC, BMC Software, EchoStar Communications, Electricité de France (EDF), Fox Entertainment Group, Georgia-Pacific, Henkel, Icelandair, Idemitsu Petrochemical, IKEA, Kingston Technology, McKesson Corp., NAVAIR, N.V. Organon, Okamura Corporation, Pacific Coast Producers, P.T. Astra Honda Motor, PT. Telekomunikasi Indonesia, Tbk, Saudi Telecom, Stora Enso, Swire Group, Telstra, Toshiba, USFreightways Corporation, Vodafone Italy, Welch Foods and Wild Oats Markets.

Record Number of Customers Move Into Production: During the fourth fiscal quarter, 95 customers completed implementations of the webMethods integration platform, marking the sixth consecutive record-breaking quarter in terms of customer deployments. webMethods has aggressively helped customers derive increased business value from their existing technology investments through improved business automation and increased architectural flexibility.

Fourth quarter production customers include leading global companies such as: AEON Co., Airgas, BAE SYSTEMS, Boise Office Solutions, Canada Life, CLSA, COLT Telecom, Dan River, Dell, Dresdner Bank, EchoStar Communications, Exostar, Fairfax County Public Schools, Freddie Mac, Hitachi Ltd., LG Home Shopping, McKesson Corp., Motorola, Olympus America, Spartan Stores, Standard Register, Thai Mobile and WorldWide Retail Exchange (WWRE).

webMethods Partners for Success: webMethods’ partnerships continued to bear fruit during the fiscal fourth quarter. webMethods leveraged its strategic partnerships with key systems integrators to increase market share and build momentum throughout diverse vertical and geographic markets. In the March 2003 quarter, webMethods trained over 300 partner employees on webMethods 6, equipping them with a strong product understanding to support mutual customers. Strategic partnerships with Accenture, BearingPoint, Cap Gemini Ernst & Young, EDS, and Tata Consulting Services influenced numerous deals during the March quarter.

In addition, webMethods expanded the company’s relationship with HP Consulting to include a worldwide reseller contract, whereby HP Consulting can offer webMethods integration software to companies worldwide. webMethods also announced that the company will be working closely with BearingPoint in its Global Development Center in Shanghai.

webMethods continued to leverage strong relationships with leading application vendors in the fourth fiscal quarter. webMethods’ relationships with J.D. Edwards and Siebel Systems contributed directly to new deals in the March 2003 quarter.

Raising the Bar Through Technology Leadership: webMethods 6 drove webMethods’ sales in the fourth quarter, enjoying a high rate of adoption within new and existing customer accounts. Built on a 100% service-oriented architecture, webMethods 6 enables companies to leverage integration and Web services more widely and flexibly across the extended enterprise, and in its first full quarter of availability, more than 100 customers began to deploy the market-leading integration platform.

In addition, webMethods achieved two industry firsts in the March 2003 quarter. webMethods completed the development to allow customers to integrate the JBoss application server within the webMethods Integration Platform. This combination of products provides customers with the ability to host integration and development logic within a single platform with no additional licensing costs. Also, webMethods and Informatica jointly released the Business Activity Platform, which reached general availability status at the end of the fourth fiscal quarter. The joint offering combines the strength of EAI and ETL software into a comprehensive integration platform for business activity monitoring.

As another significant achievement for the March 2003 quarter, webMethods was elected to the WS-I board of directors. webMethods won one of the two seats elected by WS-I membership, further endorsing the company’s leadership position in the Web services market. As a board member, the company will provide a platform-independent perspective and an expertise in interoperability that is perfectly aligned with WS-I’s mission.

Conference Call Information: webMethods will host a conference call today at 5:00 p.m. EST to discuss the company’s fiscal fourth quarter and year-end financial results and future guidance. The conference call will be available via Webcast at http://ir.webMethods.com beginning at 5:00 pm EST today. A replay of the call will be available until midnight on May 9, 2003.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude non-cash charges and charges believed to be non-recurring, and include a provision for income taxes which the company does not record under GAAP. The financial information attached to this press release reconciles the pro forma operating results given above to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

The pro forma operating results reported in this press release should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. The company’s management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical operating results and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported and to financial models and expectations of securities analysts.

About webMethods, Inc.

As the leading independent provider of integration software, webMethods, Inc. (Nasdaq: WEBM — news) delivers the industry’s most comprehensive platform for enterprise-wide integration, including complete support for Enterprise Web Services. The webMethods integration platform allows customers to achieve quantifiable R.O.I. by linking business processes, enterprise and legacy applications, databases, Web services and workflows both within and across enterprises. Through this seamless flow of information, companies can reduce costs, create new revenue opportunities, strengthen relationships with customers, substantially increase supply chain efficiencies and streamline internal business processes.

Founded in 1996, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe and Asia Pacific. webMethods has more than 900 customers worldwide including Global 2000 leaders such as Bank of America, Citibank, Dell, Eastman Chemical, The Ford Motor Company, Grainger, and Motorola. webMethods’ strategic partners include Accenture, AMS, BearingPoint, BMC Software, BroadVision, Cap Gemini Ernst & Young, CSC, Deloitte Consulting, EDS, HP, i2 Technologies, J.D. Edwards, SAP AG, Siebel Systems and TCS. More information about the company can be found at http://www.webMethods.com.

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webMethods is a registered trademark of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release contains remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Specific forward-looking statements relate to webMethods’ future market opportunity, expected future financial performance (including revenue, maintaining profitability, earnings and pro forma earnings) and financial metrics, demand for new or existing products and the contribution to webMethods’ revenue of business partners. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, health concerns, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; variations in the size and timing of customer orders and demand for software offered by webMethods; ability to maintain or increase market acceptance and market share; impact of competitive and pricing pressures; variations in revenue influenced by software suppliers and systems integrators; impact of rapid technological change; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully in webMethods’s SEC filings, including under the heading “Factors That May Affect Future Operating Results” in the Management’s Discussion and Analysis section of webMethods’ Form 10-Q for the quarter ended December 31, 2002, on file with the U.S. Securities and Exchange Commission. These forward-looking statements are based on information available to webMethods as of the date of this press release; webMethods disclaims any obligation to update or correct any forward-looking statements made in this press release due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Income
(in thousands, except shares and per share data)
(Unaudited)

		Three Months
		Ended
		March 31, 2003

	As Reported	Adjustments*	As Adjusted

Revenues
License	$27,982	$—	$27,982
Professional services	8,641	—	8,641
Maintenance	12,478	—	12,478

Total revenues	49,101	—	49,101

Cost of revenues
License	512	—	512
Professional services and maintenance	10,626	(33)	10,593

Total cost of revenues	11,138	(33)	11,105

Gross profit	37,963	33	37,996

Operating expenses

Sales and marketing	22,660	(913)	21,747
Research and development	11,294	(12)	11,282
General and administrative	4,783	(3)	4,780
Restructuring costs	(82)	82	—

Total operating expenses	38,655	(846)	37,809

Operating (loss)/income	(692)	879	187

Interest income, net	849	—	849

Net income before taxes	157	879	1,036

Provision for income taxes (1)	—	363	363

Net income	$157	$516	$673

Net earnings per share
Basic			$0.01
Fully Diluted			$0.01

Shares used in computing per share amount
Basic			51,672,307
Fully Diluted			52,744,194

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

		Three Months
		Ended
		March 31, 2002

	As Reported	Adjustments*	As Adjusted

Revenues
License	$32,823	$—	$32,823
Professional services	7,856	—	7,856
Maintenance	10,069	—	10,069

Total revenues	50,748	—	50,748

Cost of revenues
License	370	—	370
Professional services and maintenance	9,775	(68)	9,707

Total cost of revenues	10,145	(68)	10,077

Gross profit	40,603	68	40,671

Operating expenses

Sales and marketing	26,793	(788)	26,005
Research and development	12,455	(449)	12,006
General and administrative	4,451	(267)	4,184
Amortization of goodwill and acquired intangibles	8,797	(8,797)	—

Total operating expenses	52,496	(10,301)	42,195

Operating loss	(11,893)	10,369	(1,524)

Interest income, net	1,348	—	1,348
Impairment of equity investments in private companies	(5,200)	5,200	—

Net loss	$(15,745)	$15,569	$(176)

Net loss per share
Basic			$(0.00)
Fully Diluted			$(0.00)

Shares used in computing per share amount
Basic			50,216,435
Fully Diluted			50,216,435

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

		Twelve Months
		Ended
		March 31, 2003

	As Reported	Adjustments*	As Adjusted

Revenues
License	$117,066	$—	$117,066
Professional services	33,378	—	33,378
Maintenance	46,310	—	46,310

Total revenues	196,754	—	196,754

Cost of revenues
License	1,937	—	1,937
Professional services and maintenance	42,188	(251)	41,937

Total cost of revenues	44,125	(251)	43,874

Gross profit	152,629	251	152,880

Operating expenses

Sales and marketing	96,719	(3,761)	92,958
Research and development	47,538	(97)	47,441
General and administrative	17,878	(47)	17,831
Restructuring costs	2,155	(2,155)	—

Total operating expenses	164,290	(6,060)	158,230

Operating loss	(11,661)	6,311	(5,350)

Interest income, net	4,076	—	4,076
Impairment of equity investments in private companies	(1,000)	1,000	—

Net loss	(8,585)	7,311	(1,274)

Provision for income taxes (1)	—	1,233	1,233

Net loss	$(8,585)	$6,078	$(2,507)

Net loss per share
Basic			$(0.05)
Fully Diluted			$(0.05)

Shares used in computing per share amount
Basic			51,281,729
Fully Diluted			51,281,729

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

		Twelve Months
		Ended
		March 31, 2002

	As Reported	Adjustments*	As Adjusted

Revenues
License	$121,803	$—	$121,803
Professional services	35,800	—	35,800
Maintenance	38,393	—	38,393

Total revenues	195,996	—	195,996

Cost of revenues
License	2,335	—	2,335
Professional services and maintenance	42,560	(436)	42,124

Total cost of revenues	44,895	(436)	44,459

Gross profit	151,101	436	151,537

Operating expenses

Sales and marketing	109,242	(2,865)	106,377
Research and development	62,160	(12,526)	49,634
General and administrative	19,805	(433)	19,372
Restructuring costs	7,243	(7,243)	—
Amortization of goodwill and acquired intangibles	38,697	(38,697)	—

Total operating expenses	237,147	(61,764)	175,383

Operating loss	(86,046)	62,200	(23,846)

Interest income, net	8,537	—	8,537
Impairment of equity investments in private companies	(5,200)	5,200	—

Net loss	$(82,709)	$67,400	$(15,309)

Net loss per share
Basic			$(0.31)
Fully Diluted			$(0.31)

Shares used in computing per share amount
Basic			49,492,654
Fully Diluted			49,492,654

*	Excludes stock based compensation and warrant charge, amortization of goodwill and intangibles, impairment charges and restructuring charges and includes projected pro forma income tax expense.

(1)	The projected pro forma effective tax rate for the three months ended March 31, 2003 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

Note: This pro forma information is not in accordance with GAAP and is presented to enhance the understanding of the results of operations.

webMethods, Inc. Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2003	2002	2003	2002

Revenues
License	$27,982	$32,823	$117,066	$121,803
Professional services	8,641	7,856	33,378	35,800
Maintenance	12,478	10,069	46,310	38,393

Total revenues	49,101	50,748	196,754	195,996

Cost of revenues
License	512	370	1,937	2,335
Professional services and maintenance:
Stock based compensation	33	68	251	436
Other professional services and maintenance costs	10,593	9,707	41,937	42,124

Total cost of revenues	11,138	10,145	44,125	44,895

Gross profit	37,963	40,603	152,629	151,101

Operating expenses

Sales and marketing:
Stock based compensation and warrant charge	913	788	3,761	2,865
Other sales and marketing costs	21,747	26,005	92,958	106,377
Research and development:
Stock based compensation	12	449	97	12,526
Other research and development costs	11,282	12,006	47,441	49,634
General and administrative:
Stock based compensation	3	267	47	433
Other general and administrative	4,780	4,184	17,831	19,372
Restructuring costs	(82)	—	2,155	7,243
Amortization of goodwill and acquired intangibles	—	8,797	—	38,697

Total operating expenses	38,655	52,496	164,290	237,147

Operating loss	(692)	(11,893)	(11,661)	(86,046)

Interest income, net	849	1,348	4,076	8,537
Impairment of equity investments in private companies	—	(5,200)	(1,000)	(5,200)

Net income/(loss)	$157	$(15,745)	$(8,585)	$(82,709)

Net earnings/(loss) per share
Basic	$0.00	$(0.31)	$(0.17)	$(1.67)
Fully diluted	$0.00	$(0.31)	$(0.17)	$(1.67)

Shares used in computing per share amount
Basic	51,672,307	50,216,435	51,281,729	49,492,654
Fully diluted	52,744,194	50,216,435	51,281,729	49,492,654

Pro forma net earnings/(loss) per share excluding non-cash expenses (a)

Net income/(loss) excluding non- cash expenses (a)	673	(176)	(2,507)	(15,309)

Net earnings/(loss) per share (a)
Basic	$0.01	$(0.00)	$(0.05)	$(0.31)
Fully Diluted	$0.01	$(0.00)	$(0.05)	$(0.31)

Shares used in computing per share amount
Basic	51,672,307	50,216,435	51,281,729	49,492,654
Fully Diluted	52,744,194	50,216,435	51,281,729	49,492,654

(a)	Excludes stock based compensation and warrant charge, amortization of goodwill and intangibles, impairment charges and restructuring charges and includes projected pro forma income tax expense.

webMethods, Inc. Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	March 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$79,702	$98,497
Marketable securities available for sale	97,079	113,345
Accounts receivable, net	43,691	46,417
Prepaid expenses and other current assets	7,562	7,516
Total current assets	228,034	265,775
Marketable securities available for sale	24,845	—
Property and equipment, net	12,068	17,181
Other assets	9,651	11,269
Goodwill	29,838	29,838
Total assets	$304,436	$324,063

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,768	$15,105
Accrued expenses	14,803	16,170
Accrued salaries and commissions	11,648	15,594
Deferred revenue	39,649	37,298
Current portion of capital lease obligations	2,743	2,699
Total current liabilities	78,611	86,866
Capital lease obligations, net of current portion and other	567	1,765
Long term deferred revenue	6,700	19,888
Total liabilities	85,878	108,519
Total stockholders’ equity	218,558	215,544
Total liabilities and stockholders’ equity	$304,436	$324,063

webMethods, Inc. Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	March 31,
	2003	2002

Cash flows from operating activities:
Net loss	$(8,585)	$(82,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,044	8,453
Provision for allowance for doubtful accounts and returns	384	2,840
Amortization of deferred stock compensation	4,156	16,260
Amortization of goodwill and intangibles	—	38,697
Impairment of third party equity investments	1,000	5,200
Loss on disposal of equipment	—	574

Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	4,477	9,373
Prepaid expenses and other current assets	181	2,720
Other non-current assets	551	(4,569)
Accounts payable	(6,065)	6,596
Accrued expenses	(1,698)	3,386
Accrued salaries and commissions	(4,689)	176
Deferred revenue	(12,562)	(11,124)
Net cash used in operating activities	(12,806)	(4,127)

Cash flows from investing activities:
Purchases of property and equipment	(2,967)	(5,859)
Net sales (purchases) of marketable securities available for sale	(8,717)	(17,360)
Repayments of investment in private company	—	2,000
Net cash used in investing activities	(11,684)	(21,219)

Cash flows from financing activities:
Borrowings under leasing agreements	2,500	—
Payments on capital leases	(4,934)	(3,135)
Proceeds from exercise of stock options and stock issued under the ESPP	5,580	15,493
Proceeds from OEM fees applied to deferred warrant charge	1,250	2,000
Net cash provided by financing activities	4,396	14,358

Effect of the exchange rate on cash	1,299	(228)
Net decrease in cash and cash equivalents	(18,795)	(11,216)
Cash and cash equivalents at beginning of period	98,497	109,713
Cash and cash equivalents at end of period	$79,702	$98,497